EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in the registration statement of Educational Video Conferencing, Inc. on Form S-8 (Registration No. 333-66058) of our report, dated January 28, 2000, except for Note 12, as to which the date is February 3, 2000, on the financial statements of Educational Video Conferencing, Inc. as of December 31, 1999 and for the years then ended appearing in the annual report on Form 10-KSB of Educational Video Conferencing, Inc. for the year ended December 31, 1999.



/s/ Goldstein Golub Kessler LLP
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Goldstein Golub Kessler LLP




New York, New York
April 4, 2000